UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 30, 2013

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-19731 (Commission File Number)	94-3047598 (I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA (Address of principal executive offices) 94404 (Zip Code)
(650) 574-3000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
2012 Bonuses and 2013 Base Salaries
On January 30, 2013, the Compensation Committee (the Committee) of the Board of Directors (the Board) of the Gilead Sciences, Inc. (the Company) set the base salaries for the 2013 fiscal year for the Company's current named executive officers (the Executive Officers). The Committee also determined their bonus awards for the completed 2012 fiscal year based on their individual performance and the Company's attained level of certain financial and non-financial objectives established for that year. The independent members of the Board ratified the 2012 bonus and 2013 base salary of John C. Martin, Ph.D., the Company's Chairman and Chief Executive Officer. The approved 2012 bonuses and 2013 base salaries for the Executive Officers are as follows:

Name and Title	2012 Bonus	2013 Base Salary
John C. Martin	$3,375,000	$1,575,000
Chairman and Chief Executive Officer
John F. Milligan	$1,420,563	$1,015,000
President and Chief Operating Officer
Norbert Bischofberger	$975,800	$890,000
Executive Vice President, Research and Development and Chief Scientific Officer
Kevin Young	$904,400	$815,000
Executive Vice President, Commercial Operations
Robin L. Washington	$728,875	$750,000
Senior Vice President and Chief Financial Officer
2013 Equity Awards
Stock Option Grants. On February 1, 2013, the Committee granted options to purchase shares of the Company's common stock to the Executive Officers under the Company's 2004 Equity Incentive Plan, as amended. The options each have an exercise price per share of $40.56, representing the closing price of the Company's common stock on February 1, 2013. The options will vest as to 25% of the underlying shares on the first anniversary of the date of grant, and the balance will vest in successive equal quarterly installments over the three-year period measured from the first anniversary of the grant date, subject to such individual's continued service with the Company through each applicable vesting date.

Performance Share Awards. On February 1, 2013, each Executive Officer was granted two performance share awards, each with its own separate performance vesting and service vesting requirements and each covering fifty percent of the total number of target shares indicated for such individual in the chart below. Each performance share award will convert into actual shares of the Company's common stock based on the Company's attainment of pre-established performance goals measured over the applicable performance periods and the individual's continued service with the Company through each of the applicable service periods.

The performance-vesting requirement for the first performance share award for each Executive Officer is tied to the percentile level at which the Company's total stockholder return for the 3-year performance period beginning February 1, 2013 and ending January 31, 2016 stands in relation to the total shareholder return realized for that same period by the companies comprising the following three subsets of the S&P Healthcare Index: Biotechnology, Pharmaceuticals and Health Care Equipment. The service-vesting condition for such performance share award (the TSR Performance Share Award) is tied to the individual's continued service with the Company through the date following the completion of the 3-year performance period on which the Committee certifies the attained level of the total shareholder return performance goal.

The second tranche performance share award for each Executive Officer (the Revenue Performance Share Award) is subdivided into three equal tranches, each with its own performance period and service period. The performance-vesting requirement for the first tranche of the Revenue Performance Share Award is the Company's recognition of revenue for the one-year performance period coincident with the 2013 calendar fiscal year in the dollar amount set by the Committee at the time the award was made, with such revenue to be measured on a consolidated basis with the Company's subsidiaries in accordance with the Company's audited consolidated financial statements for such calendar fiscal year. The service-vesting requirement for that tranche is tied to the individual's continued service with the Company through the 3-year service period beginning January 1, 2013 and ending December 31, 2015. The performance-vesting requirement for the second tranche of the Revenue Performance Award will be tied to the Company's recognition of consolidated revenue for the one-year performance period coincident with the 2014 calendar fiscal year in the dollar amount to be set by the Committee no later than ninety (90) days after the start of that performance period. The service-vesting requirement for that tranche will be tied to the individual's continued service with the Company through the 2-year service period beginning January 1, 2014 and ending December 31, 2015. The performance-vesting requirement for the final tranche of the Revenue Performance Award will be tied to the Company's recognition of consolidated revenue for the one-year performance period coincident with the 2015 calendar fiscal year in the dollar amount to be set by the Committee no later than ninety (90) days after the start of that performance period. The service-vesting requirement condition for that final tranche will be tied to the individual's continued service with the Company through the 1-year service period beginning January 1, 2015 and ending December 31, 2015.

The actual number of shares of the Company's common stock into which each TSR Performance Share Award and each tranche of the Revenue Performance Share Award may convert will be calculated by multiplying the number of performance shares allocated to that particular award or tranche by a performance percentage ranging from 0% to 200% based on the actual level at which the applicable performance goal is attained, as certified by the Committee. However, in no event shall the number of shares of the Company's common stock that be earned pursuant to the TSR Performance Share Award exceed 100% of the number of shares of the Company's common stock allocated to that award if the Company's absolute total shareholder return for the Performance Period is a negative number.
Should the Executive Officer's service with the Company terminate prior to the completion of the applicable service period in effect for the TSR Performance Share Award or any tranche of the Revenue Performance Share Award, then the performance shares allocated to that particular service period will be forfeited, whether or not the performance goal for that award or tranche is met. However, if the Executive Officer's employment terminates during an applicable service period by reason of retirement on or after the date his or her combined age and years of service total 70 years or more or by reason of death, disability, then a portion of the performance shares allocated to that service period will convert into actual shares of vested common stock based on the level at which the performance goal in effect for that service period is actually attained and the number of calendar months of continuous service he or she completed during that service period. However, for the TSR Performance Share Award, there will be no such pro-ration in the event of the individual's retirement, unless such retirement occurs after the first year of the 3-year service period applicable to that award.
Should the Executive Officer's service with the Company terminate prior to the completion of the applicable service period in effect for the TSR Performance Share Award or any tranche of the Revenue Performance Share Award, then the performance shares allocated to that particular service period will be forfeited, whether or not the performance goal for that award or tranche is met. However, pro-rata vesting of the TSR Performance Share Award and/or Revenue Performance Share Award will occur if the applicable performance goal is met and the Executive Officer's employment terminates during an applicable service period by reason of death, disability or retirement. Special performance-vesting and service-vesting provisions will be in effect should the Company undergo a change in control or ownership.
Award Summary. The table below summarizes the 2013 option grants and performance share awards made to the Executive Officers:

	Stock Option Grant	Performance Share Awards(1)_
Name and Title		Minimum Number of Shares	Target Number of Shares	Maximum Number of Shares
John C. Martin	392,750	—	120,310	240,620
Chairman and Chief Executive Officer
John F. Milligan	149,620	—	45,830	91,660
President and Chief Operating Officer
Norbert Bischofberger	134,660	—	41,250	82,500
Executive Vice President, Research and Development and Chief Scientific Officer
Kevin Young	108,470	—	33,220	66,440
Executive Vice President, Commercial Operations
Robin L. Washington	89,490	—	27,420	54,840
Senior Vice President and Chief Financial Officer

(1)    Fifty percent of the target grant value has been allocated to his or her TSR Performance Share Award, and the other fifty percent of the target grant value has been allocated in equal increments to the three separate tranches of his or her Revenue Performance Share Award.

The independent members of the Board ratified the equity grants to Dr. Martin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ Robin L. Washington
Robin L. Washington Senior Vice President and Chief Financial Officer

Date:    February 5, 2013